Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-221992 on Form S-8 of our auditors’ report dated February 28, 2018, relating to the consolidated financial statements of Zomedica Pharmaceuticals Corp. and its subsidiaries (the “Company”) for the years ended December 31, 2017 and 2016 (which expresses an unqualified opinion) appearing in this Report on Form 10-K dated February 28, 2018.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

February 28, 2018

Toronto, Canada